Exhibit 99.1

FOR RELEASE Monday, June 30, 2003 at 12:00 PM E.T.

CONTACT:	Phil Smith Chairman TASER International, Inc. (480) 905-2005

TASER® International, Inc. Acquires Assets of Taser Technologies, Inc. and
Electronic Medical Research Laboratories, d.b.a. Tasertron

SCOTTSDALE, AZ, June 26, 2003 — TASER® International, Inc. (Nasdaq: TASR and TASRW), a market leader in advanced less-lethal weapons, today announced the acquisition of all significant assets owned by Taser Technologies Inc. and Electronic Medical Research Laboratories, d.b.a. Tasertron. Upon completion of this transaction Tasertron will cease as a manufacturer and supplier of less-lethal weapons, including TASER brand related technologies.

“This acquisition is an important step for TASER International, Inc. by providing clear and uncontested ownership of the TASER trademark, which is the most well-known brand in less-lethal weapons as well as consolidating our position as the undisputed market leader for Electro Muscular Disruption (“EMD”) less-lethal weapons,” said Rick Smith, CEO of TASER International, Inc. “Further, the acquisition expands our portfolio of intellectual property with the addition of six patents and 2 patent pending applications in the field of less-lethal energy weapons ranging from a TASER brand less-lethal anti-personnel munition for the U.S. military to a dual laser sighting device for TASER brand EMD stun weapons. These patents have the potential for incremental revenue opportunities that could further enhance our future revenue growth,” continued Smith.

“Also included in this purchase agreement, was direct access to Tasertron’s customer lists and first right to execute pending contracts with government entities. We feel these new contacts will provide access to additional customers that we have been unable to penetrate to date, as well as provide the prospect to assume a teaming relationship with a tier one defense contractor for the development of other TASER brand related military applications. We are hopeful this added combination will open new opportunities to foster the growth of TASER brand as the leading brand in less-lethal weapons, “ continued Smith.

“The acquisition of the Tasertron business assets also brings to a close the existing lawsuit between Taser International, Inc and Tasertron," according to Smith.

About TASER International, Inc.

TASER International, Inc. (Nasdaq: and TASRW) provides advanced less-lethal weapons for use in the law enforcement, private security and personal defense markets. Our flagship ADVANCED TASER® product has reduced officer injuries by over 80% in the Orange County (FL) Sheriff’s Office, and reduced suspect injuries by over 72% in the Phoenix (AZ) Police Department. The ADVANCED TASER is saving lives, reducing liability and creating safer jobs in over 2,500 law enforcement agencies worldwide. TASER International’s new TASER X26 with Shaped Pulse™ technology is 60% smaller and lighter, further enhancing the usability of this life saving technology. Call 800-978-2737 or visit our website at www.TASER.com to learn more about the new standard in less-lethal weapons.

Note To Investors

This press release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by those sections. The forward-looking information is based upon current information and expectations regarding TASER International. These estimates and statements speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict.

Therefore, actual outcomes and results could materially differ from what is expressed, implied, or forecasted in such forward-looking statements.

TASER International assumes no obligation to update the information contained in this press release. TASER International’s future results may be impacted by risks associated with rapid technological change and new product introductions, potential fluctuations in quarterly operating results, competition, financial and budgetary constraints of prospects and customers, dependence upon sole and limited source suppliers and fluctuations in component pricing, execution problems with acquired technology, pending governmental approvals for TASER deployments in commercial aircraft, dependence upon key employees, and its ability to retain employees. TASER International’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company’s Form 10-Qs and its Annual Report on Form 10-K.

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